Exhibit 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com

FOR IMMEDIATE RELEASE:

July 27, 2011

DIEBOLD REPORTS SECOND QUARTER FINANCIAL RESULTS

Earnings overview presentation available at http://www.diebold.com/DBD2Q11.pdf

•	2Q EPS from continuing operations of $.31, or $.44 non-GAAP*

•	Total revenue for 2Q 2011 essentially flat compared with prior-year period

•	Balance sheet remains strong; 2Q 2011 net debt* decreased $44.4 million from 2Q 2010

•	Growth in North America accelerates; company makes operational progress in EMEA

•	Company reaffirms FY non-GAAP* EPS guidance of $2.00 to $2.20

NORTH CANTON, Ohio – Diebold, Incorporated (NYSE: DBD) today reported second quarter 2011 net income from continuing operations attributable to Diebold of $20.3 million, or $.31 per share, down from $30.4 million and $.46 per share, respectively, from the second quarter 2010. Second-quarter 2011 revenue was $662.4 million, down 0.4% from the second quarter 2010.

Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the second quarter 2011 were $.44 per share, down from $.53 per share in the second quarter 2010.

Business Review

Management commentary

“We had a solid second quarter, with better-than-expected results in several key areas of the company,” said Thomas W. Swidarski, Diebold president and chief executive officer. “Growth continues to accelerate in North America, particularly in the U.S. regional bank space, driven by strong demand for advanced deposit automation and new technology needed to meet pending regulatory and industry compliance standards. We also drove operational progress in EMEA during the quarter, and are on track to reach a break-even run rate in the region by year end. In addition, some business closed during the quarter earlier than originally forecasted, which reduces risk to the second half of our forecast for the year.”

Swidarski continued, “Given the earlier-than-anticipated business, as well as our growing backlog in financial self-service, we’ve gained more confidence in our outlook and are reaffirming our non-GAAP earnings guidance of $2.00 to $2.20* per share. Our expanding offerings in services, coupled with innovative, reliable technology and our ability to consistently deliver on our commitments to customers, gives me confidence that we will meet our objectives as we look toward the remainder of 2011 and beyond.”

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*	See accompanying notes for non-GAAP measures.

PAGE 2 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Second Quarter Orders (constant currency)

Total global product and services orders decreased 1% compared with the prior-year period. However, excluding Brazil election systems and lottery, total global orders increased 5%. North America orders benefitted from particularly strong financial self-service growth, led by significant growth in the U.S. regional bank space. Additionally Asia Pacific orders increased 18% led by strong performance in India and Southeast Asia. This was offset by decreases in orders within EMEA and Latin America of 3% and 30%, respectively, during the quarter. The decrease in Latin America orders was primarily the result of a significant decrease in election orders and the timing of major bank financial self-service orders.

Orders by Solution (Q2 2011 vs. Q2 2010)	% Change
Financial self-service solutions	7%
Security solutions	-2%
Total FSS & security	5%
Brazil election systems & lottery	-77%

Total Global Order Entry	-1%

Orders by Geography (Q2 2011 vs. Q2 2010)	% Change
Diebold North America	14%
Total Diebold International	-13%
Latin America (incl. Brazil)	-30%
Asia Pacific	18%
Europe, Middle East, and Africa	-3%
Total Global Order Entry	-1%

Results of Operations

Profit/loss summary – 2nd quarter comparison (Dollars in millions)

Q2 2011							Q2 2010
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$662.4	$169.5	25.6%	$144.4	$25.1	3.8%	GAAP Results	$665.2	$178.1	26.8%	$131.3	$46.9	7.0%

	2.8		(1.7)	4.5		Restructuring		0.2		(1.0)	1.2
	—		(4.7)	4.7		Non-rout. Exp		—		(1.1)	1.1
	—		—	—		Non-rout. Inc		—		0.1	(0.1)
	—		(3.0)	3.0		Impairment		—		(4.1)	4.1

$662.4	$172.3	26.0%	$135.0	$37.3	5.6%	Non-GAAP Results	$665.2	$178.3	26.8%	$125.2	$53.2	8.0%

Profit/loss summary – year-to-date comparison (Dollars in millions)

YTD 6/30/11							YTD 6/30/10
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$1,276.5	$318.9	25.0%	$284.9	$34.0	2.7%	GAAP Results	$1,284.2	$336.2	26.2%	$248.7	$87.4	6.8%

	9.0		(7.3)	16.3		Restructuring		0.3		(2.0)	2.3
	—		(10.5)	10.5		Non-rout. Exp		—		(1.1)	1.1
	—		—	—		Non-rout. Inc		—		4.1	(4.1)
	—		(3.0)	3.0		Impairment		—		(4.1)	4.1

$1,276.5	$327.9	25.7%	$264.2	$63.7	5.0%	Non-GAAP Results	$1,284.2	$336.4	26.2%	$245.6	$90.8	7.1%

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

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*	See accompanying notes for non-GAAP measures.

PAGE 3 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Revenue

Total revenue for the second quarter 2011 was essentially flat, including a net positive currency impact of approximately 5%. Growth in North America was more than offset by a revenue decline in Latin America, where Brazil benefited from $46.2 million in election systems revenue in the second quarter of 2010. Asia Pacific revenue increased 6%, while EMEA revenue increased 36%, primarily due to strong performance in Africa and Eastern Europe.

Gross Margin

Total gross margin for the second quarter 2011 was 25.6%, a decrease of 1.2 percentage points from the second quarter of 2010. Total gross margin in the second quarter of 2011 included restructuring charges of $2.8 million associated with the previously announced restructuring plan for EMEA. There were $0.2 million in restructuring charges in the second quarter of 2010.

Operating Expenses

Total operating expenses as a percentage of revenue for the second quarter 2011 were 21.8%, an increase of 2.1 percentage points from the second quarter of 2010. Operating expenses in the second quarter 2011 included $1.7 million of restructuring charges primarily associated with the previously announced restructuring plan for EMEA. Second quarter 2011 operating expenses also included non-routine expenses of $4.7 million, which includes $4.2 million in legal, consultative, audit and severance costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation, and $0.5 million for the settlement related to previously disclosed employment class-action lawsuits. In addition, operating expenses included a non-cash intangible asset impairment charge of $3.0 million that is primarily related to a prior acquisition.

Operating expenses in second quarter 2010 included non-routine expenses of $1.1 million related to the FCPA investigation, and $4.1 million in impairment charges and restructuring charges of $1.0 million related to the U.S. workforce reduction.

Operating Profit

Operating margin was 3.8% of net sales in the second quarter 2011, a decrease of 3.2 percentage points from the second quarter 2010. Non-GAAP operating profit* in the second quarter 2011 was $37.3 million, or 5.6% of sales, and $53.2 million, or 8.0% of sales, in the second quarter 2010 excluding restructuring charges and non-routine expenses/income and impairment charges from both periods.

Taxes on Income from Continuing Operations

Second quarter 2011 income taxes on continuing operations were $6.6 million. This resulted in a second quarter income tax rate of 23%, or 25% on a non-GAAP basis*. Full-year, non-GAAP tax rate is still expected to be approximately 28%*.

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*	See accompanying notes for non-GAAP measures.

PAGE 4 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax, was $20.3 million, or 3.1% of revenue in the second quarter 2011, a decrease of 1.5 percentage points from the second quarter 2010. Included in the second quarter 2011 net of tax results are restructuring charges of $3.8 million, $3.0 million in non-routine expenses, and $1.9 million in impairment charges. Income from continuing operations net of tax in the second quarter 2010 included impairment charges of $3.1 million, net non-routine expenses of $0.8 million, and restructuring charges of $0.9 million.

Balance Sheet, Cash Flow and Liquidity

The company’s net debt* was $149.7 million at June 30, 2011, an increase in net debt of $184.9 million from the net investment* position at December 31, 2010 and a reduction of $44.4 million from June 30, 2010. The company’s net debt to capital ratio was 14% at June 30, 2011, -4% at December 31, 2010 and 16% at June 30, 2010.

Net cash used in operating activities was $100.0 million for the six months ended June 30, 2011, an increase of $82.5 million from the six months ended June 30, 2010. Free cash use* in the second quarter 2011 was $22.6 million, a change of $45.5 million from the second quarter 2010. The company typically generates the majority of its cash flow during the fourth quarter.

In the second quarter 2011, Diebold repurchased 1.1 million of its common shares for about $36 million under its repurchase plan. This leaves 2.4 million shares on the current Board authorization at June 30, 2011.

Restructuring and non-routine expenses and income

The company incurred restructuring charges, net of tax, of $3.8 million, or $0.06 per share in the second quarter of 2011. The majority of these charges were associated with the previously announced restructuring plan in EMEA. In the second quarter 2010, restructuring charges net of tax were $0.9 million, or $0.01 per share. These charges were largely related to an accrual for severance costs associated with the reorganization of the company’s North America and corporate functions. For the full year, the company expects its restructuring charges to be in the range of $.31 to $.35 per share.

Foreign Corrupt Practices Act review

As previously disclosed, Diebold continues to conduct a global internal review of its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company’s historical financial performance and future prospects. Diebold cannot predict the length, scope or results of this review or related government investigations, or the impact, if any, on its results of operations.

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*	See accompanying notes for non-GAAP measures.

PAGE 5 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Full-year 2011 outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2011 are as follows:

•	Revenue

	Previous Guidance	Current Guidance
Total revenue	3% to 6%	3% to 5%
Financial self-service	5% to 8%	6% to 9%
Security	4% to 7%	-3% to flat
Brazil election sys. / lottery	$90 million to $100 million	$100 million to $105 million

•	Earnings per share

	Previous Guidance	Current Guidance
2011 EPS (GAAP)	$1.50 - $1.78	$1.43 - $1.69
Restructuring charges	.28 - .23	.35 - .31
Non-routine exp.	.22 - .19	.19 - .17
Impairment	N/A	.03 - .03
2011 EPS non-GAAP*	$2.00 - $2.20	$2.00 - $2.20

Overview presentation and conference call

More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions

(In Thousands)

	Q2 2011	Q2 2010	% Change	YTD 6/30/2011	YTD 6/30/2010	% Change
Financial Self-Service
Products	$225,078	$203,741	10%	$423,718	$407,441	4%
Services	285,337	265,449	7%	549,793	533,257	3%

Total Fin. self-service	510,415	469,190	9%	973,511	940,698	3%

Security solutions
Products	44,431	48,945	-9%	87,844	100,395	-13%
Services	103,602	100,832	3%	203,520	194,273	5%

Total Security	148,033	149,777	-1%	291,364	294,668	-1%

Total Fin. self-service & security	658,448	618,967	6%	1,264,875	1,235,366	2%

Election Systems & Lottery
Products	3,922	46,198	n/m	11,652	48,793	n/m
Services	12	15	-25%	12	20	-67%

Total Election Systems & Lottery	3,934	46,213	n/m	11,664	48,813	n/m

Total Revenue	$662,382	$665,180	0%	$1,276,539	$1,284,179	-1%

Revenue Summary by Geographic Segment

	Q2 2011	Q2 2010	% Change	YTD 6/30/2011	YTD 6/30/2010	% Change
Diebold North America	$337,992	$322,635	5%	$643,956	$618,835	4%
Diebold International
Latin America (incl. Brazil)	124,206	175,800	-29%	277,094	325,327	-15%
Asia Pacific	96,122	90,416	6%	180,011	188,858	-5%
Europe, Middle East, Africa	104,062	76,329	36%	175,478	151,159	16%

Total Diebold International	324,390	342,545	-5%	632,583	665,344	-5%

Total Revenue	$662,382	$665,180	0%	$1,276,539	$1,284,179	-1%

Other income/(expense), net summary:

	Q2 2011	Q2 2010	YTD 6/30/11	YTD 6/30/10
Other income/(expense)	$1,434	$1,393	$1,457	$2,101
Foreign ex. gain/(loss), net	1,492	(553)	446	(5,194)
Interest expense	(9,515)	(9,301)	(18,188)	(18,356)
Investment income	9,669	6,017	20,567	13,489
Total other income / (expense), net	$3,080	($2,444)	$4,282	($7,960)

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PAGE 7 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2011	Q2 2010	YTD 6/30/11	YTD 6/30/10
Total EPS from continuing operations (GAAP measure)	$0.31	$0.46	$0.34	$0.83
Restructuring charges	0.06	0.01	0.20	0.02
Non-routine expenses	0.04	0.01	0.10	0.01
Non-routine income	—	—	—	(0.05)
Impairment charges	0.03	0.05	0.03	0.05
Total EPS (non-GAAP measure)	$0.44	$0.53	$0.67	$0.86

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.

2.	Free cash flow (use) is calculated as follows:

	Q2 2011	Q2 2010	YTD 6/30/11	YTD 6/30/10
Net cash provided / (used) by operating activities (GAAP measure)	$(9,823)	$38,751	$(99,974)	$(17,472)
Capital expenditures	(12,785)	(15,813)	(23,687)	(26,916)
Free cash flow / (use) (non-GAAP measure)	$(22,608)	$22,938	$(123,661)	$(44,388)

The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net investment/(debt) is calculated as follows:

	6/30/2011	12/31/2010	6/30/2010
Cash, cash equivalents and short-term investments (GAAP measure)	$539,969	$601,781	$383,101
Debt instruments	(689,698)	(566,632)	(577,193)
Net investment/(debt) (non-GAAP measure)	$(149,729)	$35,149	$(194,092)

The company’s management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. A vast majority of the Company’s cash and cash equivalents and short-term investments reside in international tax jurisdictions.

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PAGE 8 / DIEBOLD REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q2 2011	Q2 2010	YTD 6/30/2011	YTD 6/30/2010
GAAP Operating Profit	$25,102	$46,855	$33,971	$87,440
GAAP Operating Profit %	3.8%	7.0%	2.7%	6.8%
Restructuring Charges	4,485	1,194	16,286	2,310
Non-routine Expenses	4,709	1,057	10,480	1,075
Non-routine Income	—	(50)	—	(4,148)
Impairment Charges	2,962	4,096	2,962	4,096
Non GAAP Operating Profit	$37,258	$53,152	$63,699	$90,773
Non GAAP Operating Profit %	5.6%	8.0%	5.0%	7.1%

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•

changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s EMEA operations

•

the continuing effects of the economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

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•	acceptance of the company’s product and technology introductions in the marketplace;

•	the company’s ability to maintain effective internal controls;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•

the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S. health care legislation;

•	the amount and timing of repurchases of the company’s common shares, if any;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure, including the pending SEC investigation; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.

About Diebold

Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.

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DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED INCOME STATEMENTS - UNAUDITED

(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net Sales
Product	$273,431	$298,884	$523,214	$556,629
Service	388,951	366,296	753,325	727,550

Total	662,382	665,180	1,276,539	1,284,179
Cost of goods
Product	204,769	221,742	393,632	414,019
Service	288,123	265,294	564,013	534,006

Total	492,892	487,036	957,645	948,025
Gross Profit	169,490	178,144	318,894	336,154
Percent of net sales	25.6%	26.8%	25.0%	26.2%
Operating expenses
Selling, general and administrative	122,051	110,791	243,162	209,768
Research, development and engineering	19,375	16,402	38,799	34,850
Impairment of assets	2,962	4,096	2,962	4,096

Total	144,388	131,289	284,923	248,714
Percent of net sales	21.8%	19.7%	22.3%	19.4%
Operating profit	25,102	46,855	33,971	87,440
Percent of net sales	3.8%	7.0%	2.7%	6.8%
Other income / (expense), net	3,080	(2,444)	4,282	(7,960)

Income from continuing operations before taxes	28,182	44,411	38,253	79,480
Taxes on income	(6,580)	(13,338)	(12,505)	(23,215)

Income from continuing operations	21,602	31,073	25,748	56,265
Income (loss) from discontinued operations - net of tax	529	(683)	518	(1,653)

Net income	22,131	30,390	26,266	54,612
Less: Net income attrib to noncontrolling interest	(1,327)	(659)	(2,961)	(957)

Net income attributable to Diebold, Inc.	$20,804	$29,731	$23,305	$53,655

Basic weighted average shares outstanding	65,028	65,936	65,393	66,121
Diluted weighted average shares outstanding	65,482	66,636	65,842	66,678

Basic Earnings Per Share:
Income from continuing operations	$0.31	$0.46	$0.35	$0.84
Income (loss) from discontinued operations	0.01	(0.01)	0.01	(0.03)

Net income	$0.32	$0.45	$0.36	$0.81

Diluted Earnings Per Share:
Income from continuing operations	$0.31	$0.46	$0.34	$0.83
Income (loss) from discontinued operations	0.01	(0.01)	0.01	(0.03)

Net income	$0.32	$0.45	$0.35	$0.80

Amounts Attributable to Diebold, Inc.
Income from continuing operations - net of tax	$20,275	$30,414	$22,787	$55,308
Income (loss) from discontinued operations	529	(683)	518	(1,653)

Net income attributable to Diebold, Inc.	$20,804	$29,731	$23,305	$53,655

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2011	December 31, 2010
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$278,740	$328,658
Short-term investments	261,229	273,123
Trade receivables, net	446,402	404,501
Inventories	496,864	444,575
Other current assets	307,196	263,179

Total current assets	1,790,431	1,714,036

Securities and other investments	74,928	76,138
Property, plant and equipment, net	202,203	203,462
Goodwill	278,292	269,398
Other assets	250,744	256,756

Total assets	$2,596,598	$2,519,790

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$43,900	$15,038
Accounts payable	206,429	214,288
Other current liabilities	558,056	580,439

Total current liabilities	808,385	809,765

Long-term debt	644,661	550,368
Long-term liabilities	161,066	169,843

Total Diebold, Inc. shareholders’ equity	951,308	961,155
Noncontrolling Interests	31,178	28,659

Total equity	982,486	989,814

Total liabilities and equity	$2,596,598	$2,519,790

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN THOUSANDS)

	Six months ended June 30,
	2011	2010

Cash flow from operating activities:
Net income	$26,266	$54,612
Adjustments to reconcile net income to cash used in operating activities:
Devaluation on Venezuelan balance sheet	—	6,390
Depreciation and amortization	39,034	36,261
Other	7,330	8,834

Cash flow from changes in certain assets and liabilities:
Trade receivables	(28,284)	(97,317)
Inventories	(36,452)	(35,531)
Accounts payable	(13,392)	22,318
Certain other assets and liabilities	(94,476)	(13,039)

Net cash used in operating activities	(99,974)	(17,472)

Cash flow from investing activities:
Proceeds from sale of discontinued operations	2,520	1,807
Payments for acquisitions, net of cash acquired	—	—
Net investment activity	29,983	19,954
Capital expenditures	(23,687)	(26,916)
Increase in certain other assets & other	3,975	(11,769)

Net cash provided by (used in) investing activities	12,791	(16,924)

Cash flow from financing activities:
Dividends paid	(37,090)	(36,076)
Net borrowings	123,116	6,891
Repurchase of common shares	(57,591)	(21,128)
Other	2,629	965

Net cash provided by financing activities	31,064	(49,348)

Effect of exchange rate changes on cash	6,201	(13,063)

Decrease in cash and cash equivalents	(49,918)	(96,807)
Cash and cash equivalents at the beginning of the period	328,658	328,426

Cash and cash equivalents at the end of the period	$278,740	$231,619